UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

VERIZON COMMUNICATIONS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

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Admission Ticket Verizon Communications Inc. 2012 Annual Meeting Admission Ticket May 3, 2012, 10:30 a.m. Local Time Von Braun Center 700 Monroe Street Huntsville, Alabama 35801
Upon arrival, please present this admission ticket at the registration desk.
Vote online
• Go to www.envisionreports.com/vz • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Important Notice Regarding the Availability of Proxy Materials for the Verizon Communications Inc.

Annual Meeting of Shareholders to be Held on Thursday, May 3, 2012

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the Annual Meeting of Shareholders are available online. Follow the instructions below to view the materials and vote online or request a copy of the materials. The items to be voted on and directions to the annual meeting are on the reverse side of this notice. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you online. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to www.envisionreports.com/vz to view the materials.

Step 2: Click on Cast Your Vote or Request Materials.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before April 23, 2012 to facilitate timely delivery.

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Notice of 2012 Annual Meeting of Shareholders

Verizon Communications Inc. 2012 Annual Meeting of Shareholders will be held on Thursday, May 3, 2012 at

Von Braun Center, 700 Monroe Street, Huntsville, Alabama 35801, at 10:30 a.m. Local Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2 and 3:

1.	Election of Directors
2.	Ratification of Appointment of Independent Registered Public Accounting Firm
3.	Advisory Vote to Approve Executive Compensation

The Board of Directors recommends a vote AGAINST the following proposals:

4.	Disclosure of Prior Government Service
5.	Disclosure of Lobbying Activities
6.	Vesting of Performance Stock Units
7.	Shareholder Right to Call a Special Meeting
8.	Shareholder Action by Written Consent
9.	Network Neutrality for Wireless Broadband

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the Verizon Communications Inc. 2012 Annual Meeting

DIRECTIONS

From I-65 (North or South) take exit 340 to Huntsville I-565 East. Take exit 19-C to Washington St. and turn right onto Washington St. Turn right onto Monroe St. Turn right onto Clinton Ave. Turn left onto Pollard St. to access the South Hall Parking Garage.

From Highway 72 West (from Scottsboro) after Highway 72 West merges into I-565, take exit 19-A to Jefferson St. Turn right onto Monroe St. Turn right onto Clinton Ave. Turn left onto Pollard St. to access the South Hall Parking Garage.

From Guntersville, Highway 431 West becomes Governors Drive. Follow Governors Drive and turn right onto Monroe St. Go through the light at St. Clair, go straight across through the round-about, and turn left at the light to stay on Monroe St. Turn left onto Clinton Ave. Turn left onto Pollard St. to access the South Hall Parking Garage.

Parking is available at the South Hall Parking Garage. The parking entrance is located on Pollard St. Additional handicap parking is available on Monroe St. in front of the Von Braun Center. We will validate your parking ticket so that there will be no charge for parking.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted online, by email or by telephone.

Email copies: Current and future email delivery requests can be submitted online or by email. If you request an email copy of current meeting materials, you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side of this notice when requesting meeting materials.

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Online – Go to www.envisionreports.com/vz. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

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Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit an instruction to receive a paper copy for future meetings.

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Email – Send email to investorvote@computershare.com with “Proxy Materials Verizon” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse side of this notice, and specify in the email whether you want a paper or email copy of current meeting materials. You can also state your preference to receive a paper or email copy for future meetings.

To facilitate timely delivery, all requests for a copy of the current meeting materials must be received by April 23, 2012.
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